UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2011

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2010, the compensation committee of the board of directors of Clark Holdings Inc. (the “Company”) approved a new bonus incentive program that covers certain of its officers, including Kevan Bloomgren, the Company's Chief Financial Officer, and Charles Fischer, the President of the Company’s operating subsidiary, The Clark Group, Inc.

The bonus plan provides for a bonus pool for executive and senior management consisting of 10% of the Company’s earnings before interest, tax, amortization and restructuring charges, with bonuses to be paid on a quarterly basis.  Mr. Bloomgren will receive 10% of the bonus pool and Mr. Fischer will receive 30% of the pool.  In addition, the plan provides for an additional incentive bonus if the Company undergoes a change in ownership.  The size of the bonus pool for such additional incentive bonuses is dependent on the size of the transaction.  As with the pool for quarterly bonuses, Mr. Bloomgren will receive 10% of the bonus pool and Mr. Fischer will receive 30% of the pool.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2011

CLARK HOLDINGS INC.

By:	/s/ Kevan Bloomgren
Name: Kevan Bloomgren
Title: Chief Financial Officer